EXHIBIT 99.1

Dime Community Bancshares Inc. Announces Increase in Common Stock Dividend

Hauppauge, NY – March 9, 2023 – Dime Community Bancshares, Inc. (Nasdaq: DCOM) (the “Company”) announced that its Board of Directors declared a 4.2% increase in the quarterly cash dividend, from $0.24 per share of common stock, to $0.25 per share of common stock. The next dividend is payable on April 24, 2023 to common stockholders of record as of April 17, 2023. The dividend increase reflects Dime’s strong financial position.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $13.1 billion in assets and the number one deposit market share among community banks on Greater Long Island (1).

Dime Community Bancshares, Inc.
Investor Relations Contact:
Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: avinash.reddy@dime.com

 ¹ Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.